Exhibit 10.44


                        RESEARCH COLLABORATION AGREEMENT

This Agreement entered into on this ____day of __________ 2004 ("Effective Date") by and between DNAPRINT GENOMICS, INC., a for profit corporation located at 900 Cocoanut Avenue, Sarasota, FL 34236 ("the Company") and the H. LEE MOFFITT CANCER CENTER AND RESEARCH INSTITUTE, INC., a Florida not for profit corporation organized pursuant to Section 1004.43, Florida Statutes, located at 12902 Magnolia Drive, Tampa, Florida 33612 ("Moffitt") Company, and Moffitt are hereinafter each individually referred to as a "Party" and collectively as the "Parties."

         WHEREAS, the Company is the assignee of all rights, title and interest in certain proprietary mapping strategy and patented Ancestry Informative Markers and OTHER PROPRIETARY TECHNOLOGIES, TOOL AND KNOW-HOW THAT ARE THE SUBJECT OF VARIOUS PATENT PENDING APPLICATIONS ("COMPANY IP");


         WHEREAS, Moffitt and the University of South Florida ("USF") have executed a Research Addendum to its Affiliation Agreement that ensures that USF provide principal investigators and other services to Moffitt for Moffitt-based research and further grants to Moffitt the authority to negotiate and enter into agreements respecting the protection and commercialization of certain Intellectual Property in the name of Moffitt.

         WHEREAS, the USF and/or Moffitt are the assignees of all rights, title and interest in certain technology and biological materials including patented and pending patent applications. ("USF/Moffitt IP")

         WHEREAS, it is in the mutual interest of Company and Moffitt to participate and collaborate in certain projects ("Projects") which are outlined generally, attached hereto and incorporated by reference as Exhibit A;

         WHEREAS, the Parties acknowledge that Exhibit A may be amended from time to time to add additional studies to the Project.

         WHEREAS, the Company, and certain Moffitt and/or University employees which will be designated for each Project ("Principal Investigators") will collaborate to ensure that each Project is carried out according to the scope of work set forth for each Project; and

         WHEREAS, the Parties are interested in collaborating with each other to study methods to determine responses to anticancer drugs utilizing specialized genetic tests. The Moffitt Labs will use gene expression techniques while the Company Labs will utilize SNP's techniques. --------------

         NOW, THEREFORE, the Parties agree as follows:

1. SCHEDULE The Projects shall be carried out from November 17, 2003 to November 17, 2006 ("Project Period") unless sooner terminated by written notice pursuant to Section 10 of this Agreement. This Agreement may be renewed by the Parties, as a new Agreement or by amendments to this Agreement.


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2. PRINCIPAL INVESTIGATORS - The research is to be conducted under the direction of the Principal Investigators. It will be the responsibility of each Principal Investigator to transmit and receive information from the Parties, to coordinate visits and arrange all other matters pertinent to the Project.

3. FUNDING - Neither Party is obligated to fund the research of the other Party. Hence, Company and Moffitt shall each be responsible for their own expenses incurred in the performance of the Projects, unless otherwise agreed to in writing. Moffitt makes no representations that they will fund any clinical trials that may ensue from the Projects. Funding for the clinical trials will be dependent upon each Principal Investigator's ability to financially support such trials and or support from Company or another third party.

4. CONFIDENTIALITY - Except as expressly set forth herein, any confidential information exchanged by the Parties shall be held in confidence ("Confidential Information"). The Parties agree that for a period of three (3) years from the expiration or termination of this Agreement, all information exchanged by the parties and marked as Confidential and oral disclosures that have been reduced to writing within thirty (30) days of the disclosure and marked as Confidential shall be covered by this Agreement. The Parties further agree that for a period of three (3) years after the termination of this Agreement, Confidential Information from either Party will be maintained in confidence with the same degree of care that they employ with respect to their own information. However, neither Party shall have any obligation with respect to Confidential Information, which is:

         (i) independently developed by the receiving Party as evidenced by written records, without the benefit of the disclosure, or is already known to the receiving Party at the time of disclosure;

         (ii) publicly known or becomes publicly known without the wrongful act or breach of this Agreement by the receiving Party;

         (iii) rightfully received by the receiving Party from a third party on a non-confidential basis; or

         (iv) is required to be disclosed by law or court order.

4.1 Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of a Party, unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of such Party.

5. RESEARCH REPORTS AND PUBLICATION Each Party shall promptly, fully and confidentially inform the other Parties of the results of the research conducted hereunder. Company and Moffitt will consult on mutually agreed times and intervals regarding the progress of the Project.

5.1 Each Party reserves the right to publish information resulting from the Projects. The Parties may jointly publish information related to the Projects with authorship determined by the usual academic standards. Moffitt and/or USF shall have the right to use any facts, findings or other research information resulting from the Project for research and educational purposes only. The Parties agree that they shall give each other the opportunity to review any proposed manuscript thirty (30) days prior to submission for publication in order that Confidential Information if any, may be removed or patent applications may be timely filed.

6. PUBLICITY None of the Parties shall use the name of another Party in any form of advertising or promotion without the prior written approval of the other. The Parties may however, acknowledge each other's support in matters such as publications. In any such statement, the relationship of Parties shall be accurately and appropriately described.

7. PATENT RIGHTS It is recognized and understood that the Parties are engaged in proprietary research and development activities. Both Parties have rights to their own separate intellectual property, and may further have materials and technologies that are the subject of various patent pending applications,("Background Technology") which are not affected by this Agreement or by any Amendment to this Agreement. This Agreement in no way confers any license under any patent or proprietary interests of one Party's Background Technology to the other Party

7.1 Title to all inventions and discoveries conceived and/or first reduced to practice solely by Company as a result of these Projects, shall reside with the Company. Title to all inventions and discoveries conceived and/or first reduced to practice solely by Moffitt and/or USF shall reside with Moffitt and/or USF. USF and/or Moffitt and Company shall jointly own title to all inventions and discoveries made, conceived and/or reduced to practice jointly by the Parties resulting from these Projects ("Joint Inventions"). All Parties agree to immediately notify each other in the event an invention is made. Inventorship shall be determined in accordance with United States Patent Laws. Notwithstanding any provision herein to the contrary, intellectual property rights between Moffitt and University shall be governed by the Research Addendum signed on September 24, 2003.

7.2 The Parties agree that it is in their best interest to commercialize any Joint Inventions resulting form the Projects. In the event that Joint Inventions are commercialized, the Parties agree

7.3 Except for the granting of rights to respective governmental agencies as required by law and the offer of Terms made in this Section 7, the Parties agree that during the term of this agreement neither party will issue a license agreement or assign patent rights to any third parties without the prior written consent of the other Parties.

8. EXCHANGES OF MATERIALS AND DATA All materials including progeny of biological materials and data exchanged pursuant to the Project shall remain the property of the providing Party, and shall be used solely for the purposes of this Agreement. Upon termination of this Agreement, the rights granted under this Agreement to each other to use the materials and data of each Party by the other Party shall terminate immediately. The unused portions of the materials will be returned to the providing Party or will be disposed of as directed by the providing Party in writing. If a Party desires to use Material exchanged under this Agreement for research other than the Project, it will obtain prior written consent from the other Party, or Parties, by way of an amendment to this Agreement or by way of a new Agreement.

8.1 Material exchanged under this Agreement is being supplied to the other Parties with no warranties, expressed or implied, including any warranty of merchantability or fitness for a particular purpose. Provider makes no representations that the use of the Research Material will not infringe any patent or any proprietary rights of third parties. Recipients agree to assume all liability for damages that arise from the use, storage or disposal of the Material.

8.2 The Material is for use only by each Party and is NOT FOR USE IN HUMANS. No specimens of the Material are to be given or made available to any other person other than the other Party's employees, and are to remain under each Party's immediate and direct control.

8.3 All Parties assure that any Material exchanged under this Agreement will be handled safely and labeled, packaged, and transported in accordance with all applicable laws and regulations.

9.0 REPRESENTION AND WARRRANIES: The parties represent and warrant that they are legally able to enter into this Agreement and are under no obligations to acquire approval of any other person or entity to enter into this Agreement.

10.0 INDEPENDENT CONTRACTOR: Company agrees that for the purposes of this Agreement all services to be provided hereunder, the parties shall be, and shall be deemed to be, independent contractors and not agents or employees of the other party. Neither party shall have authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other party, except as may be expressly provided for herein or authorized in writing

10.1 Company shall maintain adequate insurance for the protection of its personnel housed at Moffitt. The level of insurance is set forth in Exhibit B attached to this Agreement and incorporated by reference.

10.2 Company agrees that Moffitt shall not be liable for the injuries caused by Company's employees while house at Moffitt except to the extent that such injuries were caused by negligent acts or negligent omissions of Moffitt or its employees.

10.3 Notwithstanding any thing to the contrary, Moffitt shall not have any liability to Company for any claim of loss of profits, loss of interruption of business, or for indirect, special or consequencial damages of any kind.

10.4 Company agrees that should any such injury occur that Company shall immediately notify Moffitt pursuant to Paragraph 12, Notices.


11. NOTICE - Whenever any notice is to be given hereunder, it shall be in writing and sent to the following address:

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COMPANY:                            Richard Gabriel
                                    ---------------------------
                                    President & CEO
                                    DNAPrint genomics, Inc.
                                    900 Coconut Avenue
                                    Sarasota, FL 34236


Moffitt:                            Director of Technology Transfer
                                    H. Lee Moffitt Cancer Center
                                      and Research Institute, Inc.
                                    12902 Magnolia Drive
                                    Tampa, Florida  33612-9497


         Any Party may change its address by providing written notice to the other Parties.

12. TERMINATION This Agreement may be terminated by any Party at any time upon the giving of ninety (90) days prior written notice to the other Parties. Written notice shall be directed to the appropriate individual named in Article 11 ("NOTICE") of this Agreement.

         If a Party materially breaches a material provision of this Agreement, the other party may terminate this Agreement upon 30 days' notice unless the breach is cured within the notice period.

         Articles 4 through 9 shall survive termination of this agreement

13. GOVERNING LAW The construction and performance of this Agreement will be governed by the laws of the State of Florida. Venue for any action arising out of this Agreement or the relationship of the Parties shall be in Hillsborough County, Florida.

14. COST OF ENFORCEMENT. If either party engages an attorney or any other third party or in any way initiates legal action to enforce its rights under this Agreement, the nonprevailing party agrees to pay to the prevailing party all costs and expenses incurred by it relating to the enforcement of this Agreement (including reasonable attorneys' and legal assistants' fees before, at and after trial and in appellate proceedings).

15. AMENDMENTS. Any amendment additions or supplement to this Agreement shall be effective and binding on Moffitt and Company only if done in writing and signed by authorized parties at Moffitt and Company.



                             SIGNATURE PAGE FOLLOWS.

DNAPRINT GENOMICS, INC.                 THE H. LEE MOFFITT CANCER CENTER AND
                                          RESEARCH INSTITUTE, INC.


By:                                     By:
    -----------------------------           ---------------------------------

Name:                                   Name: James J. Mule
     ----------------------------             Associate Center Director,
                                              Translational Science and
                                              Technology Development

Title:                                  Title:
      ---------------------------              ------------------------------

Date:                                   Date:
      ---------------------------             -------------------------------

                                    EXHIBIT A

                                PROPOSED STUDIES

DNAPRINT GENOMICS, INC. AND THE H. LEE MOFFITT CANCER CENTER RESEARCH INSTITUTE,
                    INC. AT THE UNIVERSITY OF SOUTH FLORIDA.

                                      GOALS


BACKGROUND

THE H. LEE MOFFITT CANCER CENTER

The H. Lee Moffitt Cancer Center - has a substantial program involved in cancer, has access to a l85,000 patient clinical center and has expertise in the conduct of clinical trials.

DNAPRINT GENOMICS, INC. - IS A PHARMACOGENOMICS COMPANY WITH PROPRIETARY TECHNOLOGIES TO STUDY DNA SAMPLES AND DETERMINE CLASSIFIERS TO PREDICT RESPONSES TO DRUGS.


STUDY PROPOSAL ON COLON CANCER
PRINCIPAL INVESTIGATOR AT MOFFITT:  TIM YEATMAN, MD_____________________________

STUDY PROPOSAL ON MULTIPLE MYELOMA
PRINCIPAL INVESTIGATOR AT MOFFITT: DANIEL SULLIVAN, MD__________________________


STUDY PROPOSAL ON CYCLOPHOSPHAMIDE
PRINCIPAL INVESTIGATOR AT MOFFITT: RICHARD M. LUSH, PHD_________________________


STUDY PROPOSAL ON TAXANES
PRINCIPAL INVESTIGATOR AT MOFFITT: JONATHAN M. LANCASTER, MD